As filed with the Securities and Exchange Commission on December 30, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CollPlant Biotechnologies Ltd
(Exact name of Registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Yehiel Tal

Chief Executive Officer

+972 73 232 5600

4 Oppenheimer, Weizmann Science Park

Rehovot 7670104, Israel

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware

+1 302 738 6680

(Name, address, and telephone number for agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark S. Selinger, Esq. Gary Emmanuel, Esq. Eyal Peled, Esq. Greenberg Traurig, LLP One Vanderbilt Avenue New York, NY 10017-3852 Telephone: 212.801.9221	Adva Bitan, Adv. Gross & Co. Law Firm 1 Azrieli Center, Round Tower Tel Aviv 6701101, Israel +972 3 607 4520

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2022

PROSPECTUS

CollPlant Biotechnologies Ltd.

$100,000,000

Ordinary Shares

Warrants

Subscription Rights

Units

We may offer, issue and sell from time to time up to US $100,000,000 of our ordinary shares, including in the form of warrants to purchase ordinary shares, subscription rights, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, warrants, subscription rights, and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “CLGN”. On December 29, 2022, the closing price of our ordinary shares on the Nasdaq Global Market was US$8.35 per ordinary share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is                     , 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless derived from our financial statements or otherwise noted, the terms “shekels,” “Israeli shekels,” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar,” “US$,” “USD,” and “$” refer to U.S. dollars, the lawful currency of the United States.

We own various trademark registrations, trademark applications, unregistered trademarks, and trade names, including, among others: “collage” and “Vergenix.” All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names in this prospectus may be referred to without the symbols ® and TM, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights to those trademarks or trade names.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “CollPlant,” “we,” “us,” “our” or similar references refer to CollPlant Biotechnologies Ltd. and its subsidiaries, CollPlant Ltd. and CollPlant Inc.

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

We are a regenerative and aesthetic medicine company focused on 3D bioprinting of tissues and organs, and medical aesthetics. Our products are based on our recombinant human collagen (rhCollagen) that is produced with our proprietary plant based genetic engineering technology. Our products address indications for the diverse fields of tissue repair, aesthetics and organ manufacturing, and, we believe, are ushering in a new era in regenerative and aesthetic medicine. Our collaborations include, among others, AbbVie, CELLINK, STEMCELL, Tel Aviv University, Sheba Medical Center, ARMI and ReMDO.

Our flagship rhCollagen BioInk product line is ideal for 3D bioprinting of tissues and organs. We are developing 3D bioprinted breast implants for regeneration of breast tissue and aim to provide a revolutionary alternative to the current practices. The implants in development will be bioprinted and loaded with compositions that are based on rhCollagen and ECM components. These implants are intended to promote tissue regeneration and degrade in synchronization with the development of a natural breast tissue.

In February 2021, we entered into a Development, Exclusivity and Option Products Agreement with AbbVie, pursuant to which we and AbbVie will collaborate in the development and commercialization of dermal and soft tissue filler products for the medical aesthetics market, using our recombinant human collagen (rhCollagen) technology and AbbVie’s technology. To date, the development of the product continues to move forward according to plan.

In October 2021, we announced that our rhCollagen based Bioink was used successfully by researchers from Israel’s Technion Institute of Technology to create a 3D bioprinted implantable tissue containing a network of blood vessels capable of supplying blood to the implanted tissue.

In November 2022 we launched Collink.3D 90, an rhCollagen-based bioink solution for use in a variety of 3D bioprinting applications, offering increased mechanical properties to address additional printing requirements of soft and hard tissues. Collink.3D™ 90 is complementary to our first commercial bioink, Collink.3D 50, which was launched in November 2021, for use in 3D bioprinting. Collink.3D 50, our first commercially available rhCollagen-based BioInk product is designed to allow the scalable and reproduceable biofabrication of scaffolds, tissues and organ transplants. Made entirely from human-derived collagen, Collink.3D bioinks enables the production of scaffolds that accurately mimic the physical properties of human tissues and organs, with improved bio-functionality, safety and reproducibility.

Also in November 2022, we entered into a license and research agreement with Tel Aviv University and Sheba Medical Center hospital, to co-develop a ‘Gut-on-a-Chip’ tissue model for drug discovery and high throughput screening of drugs. The model is intended to be used in personal medicine applications for the treatment of ulcerative colitis, an inflammatory bowel disease affecting millions of individuals worldwide.

Previously, in December 2020, we entered into a product manufacturing and supply agreement with STEMCELL. As part of the agreement, we are selling our proprietary recombinant human Type I collagen (rhCollagen) to STEMCELL, which incorporates our product into cell culture media kits. The agreement follows the companies’ established business relationship, which started in 2014 when STEMCELL began purchasing and incorporating our rhCollagen into some of its cell culture expansion and differentiation media kits. To date, hundreds of companies, as well as research and academic institutes, have used these kits for research and development projects. STEMCELL is distributing the kits globally for use in the regenerative medicine research market.

We believe our technology is the only commercially viable technology available for the production of genetically engineered, or recombinant, human collagen. We believe that our rhCollagen, though laboratory-derived, is identical to the type I collagen produced by the human body, has significant advantages compared to currently marketed tissue-derived collagens, including improved biological function, high homogeneity, and reduced risk of immune response. We believe the attributes of our rhCollagen make it suitable for numerous tissue repair applications throughout the human body. We believe that the annual market size for our BioInk, and our medical aesthetics product candidates including dermal filler, exceeded $10 billion in 2021, and is estimated to reach $18 billion in 2026.

Our rhCollagen has superior biological function when compared to any tissue-derived collagens, whether from animal or human tissues, according to data published in peer-reviewed scientific publications. Our rhCollagen can be fabricated in different forms and shapes including gels, pastes, sponges, sheets, membranes, fibers, and thin coats, all of which have been tested in vitro and in animal models and proven superior to tissue-derived products. We have demonstrated that, due to its homogeneity, rhCollagen can produce fibers and membranes with high molecular order, meaning there is high molecular alignment, which enables the formation of tissue repair products with distinctive physical properties. We produce our rhCollagen from genetically engineered tobacco plants, assuring a relatively abundant supply of high-quality raw materials.

We are currently focusing on the following two rhCollagen-based family products lines:

●	CollPlant rhCollagen-based BioInk for use in the 3D printing of tissues and organs. Our flagship BioInk product line provides an ideal building block for three dimensional bioprinting of tissues and organs. The BioInk is being developed to enable the printing of three-dimensional scaffolds combined with human cells and/or growth factors as a basis for tissue or organ formation. In addition to collagen, CollPlant’s BioInk formulations can include other proteins and/or polymers as well. Our BioInk is being developed to be compatible with numerous 3D bioprinting technologies and with printed organ characteristics. We are developing a bioprinted regenerative breast implants, which are designed to gradually degrade and be replaced by newly grown natural breast tissue. We are also developing a regenerative soft tissue matrix. Both the bioprinted breast implants and soft tissue matrix programs are currently in the pre-clinical phase, and we plan to initiate a second large animal study for the breast implant product during 2023. We are also developing with Tel Aviv University and Sheba Medical Center hospital, a ‘Gut-on-a-Chip’ tissue model for drug discovery and high throughput screening of drugs. Designed to emulate the human intestine tissue, the 3D bioprinted model will allow medical professionals to identify drug targets and personalized therapeutic responses that can lead to improved patient outcomes.

●	Aesthetic medicine product line including a dermal filler and breast implants. Our rhCollagen offers a portfolio of opportunities in the field of regenerative aesthetics, owing to its ideal structure and non-immunogenic properties that provide, what we believe is the optimal scaffold to attract cells and promote tissue regeneration. In February 2021, we entered into a Development, Exclusivity and Option Products Agreement with AbbVie, pursuant to which we and AbbVie are collaborating in the development and commercialization of dermal and soft tissue filler products for the medical aesthetics market, using our rhCollagen technology and AbbVie’s technology. In addition, we are developing a photocurable regenerative dermal filler combining our tissue regenerating rhCollagen and other technologies which is designed to address the need for more innovative aesthetic products to treat wrinkles. AbbVie has a right of first negotiation for the photocurable regenerative dermal filler. In addition, we are developing an injectable breast implant for regeneration of breast tissue comprised of rhCollagen and additional materials. AbbVie has a right of first negotiation for the injectable breast implant product candidate.

We also currently market two of our products in Europe: VergenixSTR, a soft tissue matrix, intended to accelerate treatment of tendinopathy, and VergenixFG, a wound healing flowable gel, intended to enhance the quality and speed of closure of deep surgical incisions and wounds.

Corporate Information

Our legal and commercial name is CollPlant Biotechnologies Ltd. Our name has changed several times, but has been CollPlant Biotechnologies Ltd. since June 21, 2019. We hold all of the issued and outstanding shares of CollPlant Ltd. CollPlant Ltd. was incorporated in Israel on August 12, 2004 as a private company limited by shares and began its operations as a technology incubator company under the IIA’s technology incubators program. CollPlant Ltd. owns all of our intellectual property. CollPlant Ltd. holds all of the issued and outstanding shares of CollPlant Inc. CollPlant Inc. was incorporated in Delaware on November 30, 2021, as a corporation.

The Company was incorporated in Israel on November 9, 1981 as a private company limited by shares. The Company became a public company in Israel in 1993, when all of its ordinary shares were listed on the TASE. CollPlant Ltd., our wholly owned subsidiary, was incorporated under the laws of the State of Israel in 2004 and merged with us (by way of transfer of shares) in 2010.

On January 31, 2018, our American Depository Shares (“ADSs”) commenced trading on the Nasdaq Capital Market under the symbol “CLGN”. The ADSs were quoted on the OTCQX from March 2015 to May 25, 2017, and quoted on the OTCQB from May 26, 2017 to January 30, 2018. We delisted our ordinary shares from the TASE, and the last date of trading of our ordinary shares was on October 29, 2018.

On May 25, 2021, our ordinary shares were approved for trading on the Nasdaq Global Market under our ticker symbol “CLGN” and began trading at the open of market on June 4, 2021. At such time, our ADSs, were mandatorily cancelled and exchanged for ordinary shares at a one-for-one ratio.

Our principal office is located at 4 Oppenheimer, Weizmann Science Park, Rehovot 7670104, Israel, and our telephone number is +972-73-232-5600. Our primary internet address is http://www.CollPlant.com. None of the information on our website is incorporated by reference herein. Puglisi & Associates serves as our agent for service of process in the United States for certain limited matters, and its address is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Certain information included or incorporated by reference in this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our history of significant losses, and our need to raise additional capital and our inability to obtain additional capital on acceptable terms, or at all;

●	our expectations regarding the timing and cost of commencing clinical trials with respect to tissues and organs which are based on our rhCollagen based BioInk and products for medical aesthetics;

●	the impact of the COVID-19 pandemic;

●	our ability to obtain favorable pre-clinical and clinical trial results;

●	regulatory action with respect to rhCollagen based BioInk and medical aesthetics products, including but not limited to acceptance of an application for marketing authorization, review and approval of such application, and, if approved, the scope of the approved indication and labeling;

●	commercial success and market acceptance of rhCollagen based products, in 3D Bioprinting and medical aesthetics;

●	our ability to establish sales and marketing capabilities or enter into agreements with third parties and our reliance on third party distributors and resellers;

●	our ability to establish and maintain strategic partnerships and other corporate collaborations;

●	our reliance on third parties to conduct some or all aspects of our product manufacturing;

●	the scope of protection we are able to establish and maintain for intellectual property rights and our ability to operate our business without infringing the intellectual property rights of others;

●	the overall global economic environment;

●	the impact of competition and new technologies;

●	general market, political, and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy; and

●	litigation and regulatory proceedings.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or to any person acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $100,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The table below sets forth our capitalization and indebtedness on an actual basis as of September 30, 2022. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

(U.S. dollars in thousands, except share data)	As of September 30, 2022
Cash and cash equivalents	$32,813
Shareholders’ equity:
Ordinary shares, NIS 1.5 par value - 30,000,000 ordinary shares authorized and 11,086,481 outstanding as of September 30, 2022	4,831
Additional paid-in capital	117,265
Currency translation differences	(969)
Accumulated deficit	(85,321)
Total shareholders’ equity	35,806
Total capitalization	35,806

The above table is based on 11,086,481 ordinary shares outstanding as of September 30, 2022, excluding the following as of such date:

●	18,409 ordinary shares held in treasury;

●	1,789,278 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of $8.32 per share; and

●	1,274,000 ordinary shares issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $4.00 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the options or warrants described above.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our Articles and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

General

As of December 30, 2022, our authorized share capital consisted of 30,000,000 ordinary shares, of which 11,186,481 ordinary shares were outstanding. All of our outstanding ordinary shares have been validly issued, fully paid and non-assessable.

Our ordinary shares are not redeemable and do not have any preemptive rights.

Reverse Stock Split

Prior to the termination of our ADS program in June 2021, we effected a 1-for-50 reverse share split of our ordinary shares effective as of July 15, 2019. Concurrently with the reverse split, we effected a corresponding change in the ratio of ordinary shares to each of our ADSs, such that the ratio of ADSs to ordinary shares changed from one ADS representing 50 ordinary shares to a new ratio of one ADS representing one ordinary share. All share numbers in this annual report on Form 20-F are reflected on a post-reverse stock split basis and on a post-ADS termination program basis.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 52-0039785. Our purpose as set forth in our articles of association is to engage in any lawful activity.

Voting Rights and Conversion

All ordinary shares have identical voting and other rights in all respects (excluding the 18,409 ordinary shares held in treasury).

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our Articles, unless the transfer is restricted or prohibited by another instrument, applicable law, or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors.

Under our Articles, our board of directors must consist of not less than three but no more than twelve directors, which includes two external directors, as may be required under the Companies Law. Pursuant to our Articles, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal by a vote of the majority voting power of our shareholders at a general meeting of our shareholders or until his or her office expires by operation of law, in accordance with the Companies Law. In addition, our Articles allow our board of directors to appoint, with immediate effect or for a future date, additional director(s) which will serve until the Company’s next annual general meeting, provided that the total number of directors that shall serve will not exceed the maximum number of directors permitted under our Articles.

Prior to certain financing agreements that we entered into in 2019 with Ami Sagy and certain U.S. investors, or the 2019 Financing, we considered ourselves as a company with no controlling shareholder, and therefore, in November 2018, our board of directors decided to adopt an exemption, or the Exemption, that provides relief for Israeli companies whose shares are listed on certain stock exchanges outside of Israel (including the Nasdaq Capital Market) with no controlling shareholder from being required to appoint external directors so long as such companies satisfy the requirements of the foreign laws in the listing jurisdiction outside of Israel which apply to companies incorporated in such jurisdiction, in respect of the appointment of independent directors and the composition of the audit committee and compensation committee. Our articles of association were amended to reflect such relief on June 6, 2019. Accordingly, the former external directors, Dr. Gili Hart and Dr. Elan Penn, were no longer classified as external directors, but continued to serve on our board of directors. As part of the 2019 Financing, Mr. Sagy increased his holdings in the Company to over 25%, at which point we determined that we will consider Mr. Sagy as our controlling shareholder. Under these circumstances, we could no longer benefit from the Exemption and approached the Israeli Ministry of Justice to re-classify Dr. Gili Hart and Dr. Elan Penn as external directors despite changes in their compensation package adopted during the period in which they were not classified as external directors, at which point in time the Israeli Ministry of Justice notified us that under the circumstances, there was no prevention from re-classifying Dr. Gili Hart and Dr. Elan Penn as external directors, and accordingly, we re-classified Dr. Gili Hart and Dr. Elan Penn as our external directors until the remainder of their term on July 4, 2020 and January 14, 2021, respectively, considering among other things, the short time that lapsed from the date on which we adopted the Exemption and the formation of a control interest in the Company as well as the fact that Dr. Gili Hart and Dr. Elan Penn do not have any affiliation with Mr. Sagy. On May 14, 2020, at our extraordinary general meeting of shareholders, our shareholders re-elected Dr. Gili Hart as an external director of the Company for a three-year term until July 5, 2023. On October 13, 2020, at our annual and extraordinary general meeting of shareholders, our shareholders re-elected Dr. Elan Penn as an external director of the Company for a three-year term until January 14, 2024. On December 20, 2021, our board of directors determined that in light of our current shareholding structure, which no longer supports the claim that we have a controlling shareholder, it was decided to reinstate the relief provided under the Exemption. As such, Dr. Gili Hart and Dr. Elan Penn were no longer classified as external directors, as of which date they continue to serve on our board of directors as independent directors until the earlier of: (i) the end of their tenure; or (ii) the lapse of the second annual general meeting following the said determination.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s Articles provide otherwise. Our Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the two most recent fiscal years, according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may otherwise only distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors or the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

With respect to non-exculpation of a director from liability arising out of a prohibited dividend or distribution to shareholders see “Management—Approval of Related Party Transactions Under Israeli Law—Exculpation, Insurance and Indemnification of Directors and Officers” in our most recent Annual Report on Form 20-F.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our Articles as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power. One or more shareholders, holding 1% or more of the outstanding voting power, may ask the board to add an item to the agenda of a prospective meeting, if the proposal merits discussion at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles;

●	appointment or termination of our auditors;

●	appointment of external directors, to the extent applicable;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law and the regulations thereof require that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days or 14 days, as applicable, prior to the meeting and if the agenda of the meeting includes, for example, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

All shareholder decisions are to be taken by votes in a shareholders’ meeting. Under the Companies Law and our Articles, shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our Articles, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. As a foreign private issuer, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 20% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum. See “Management—Corporate Governance” in our most recent Annual Report on Form 20-F for more information.

Vote Requirements

Our Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Articles. Under the Companies Law, the primary types of engagements or transactions that require approval of our shareholders by a special majority include the following: (i) the approval of an extraordinary transaction with a controlling shareholder, the approval of the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary), each of which requires the approval described under “Directors, Senior Management and Employees—Board Practices—Approval of Related Party Transactions Under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F; (ii) the approval of our compensation policy for directors and officers, or the approval of compensation terms to a director or officer which deviate from the terms of the compensation policy, which requires the approval described under “Directors, Senior Management and Employees—Board Practices—Committees of the Board of Directors—Compensation Committee”, which we refer to as the Special Majority for Compensation; (iii) the approval of the terms of employment of our CEO, which requires the approval of our shareholders by a Special Majority for Compensation; and (v) the appointment of our external directors, to the extent that such external directors shall serve on our board of directors, which requires the approval of a majority vote of the shares present and voting at a meeting of shareholders, provided that either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders of the company or have a personal interest in the approval of the item, other than a personal interest that is not as a result of relations with the controlling shareholder, participating in the voting; or (b) the total number of shares out of the shareholders detailed in section (a) who vote against the arrangement does not exceed 2% of the company’s aggregate voting rights.

Under our Articles, the alteration of the rights, privileges, preferences, or obligations of any class of our shares requires a simple majority vote of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. An exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy, or by voting deed and voting on the resolution.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and our Articles, the rights attached to any class of share, such as voting, liquidation, and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our Articles.

Registration Rights

Concurrently with the execution of the convertible loan agreements entered into in the scope of the 2019 Financing, we entered into Registration Rights Agreements with each of Ami Sagi and the U.S. Investors. Pursuant to the Registration Rights Agreements, we granted one demand registration right to each of Mr. Sagi and the U.S. Investors, which expired in October 2021. In addition, we granted to each of Mr. Sagi and the U.S. Investors F-3 shelf registration rights, pursuant to which Mr. Sagi and the U.S. Investors can demand the filing of a shelf registration statement or a public offering under such shelf registration statement, but not more than twice during any 12-month period. We also granted to Mr. Sagi and the U.S. Investors certain piggyback registration rights.  All registration rights granted relate to ordinary shares held by Mr. Sagi and the U.S. Investors as well as the ordinary shares to be issued upon exercise of any warrants issued to Mr. Sagi and the U.S. Investors in the 2019 Financing.

As part of the Registration Rights Agreements, we granted customary indemnification rights pursuant to which we undertook to indemnify Mr. Sagi and the U.S. Investors, as the case may be, from and against all Losses (as such term is defined in the Registration Rights Agreements) arising out of or relating to any untrue or alleged untrue statement or omission or alleged omission of a material fact contained in a registration statement and violations of securities laws in connection with the Registration Rights Agreements. Moreover, Mr. Sagi and the U.S. Investors undertook to indemnify us, severally and not jointly, from and against all Losses arising out of or relating to any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in any registration statement, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by Mr. Sagi or the U.S. Investors, as the case may be.

We further undertook to bear all fees and expenses incident to the performance of or compliance with the Registration Rights Agreements, whether or not any registerable securities are sold pursuant to a registration statement. This will include all registration and filing fees, printing expenses, communication and delivery expenses, fees and disbursements of counsel for the Company, Securities Act liability insurance (should we desire such insurance), and the fees and expenses of all other persons retained by us in connection with the consummation of the Registration Rights Agreements.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (i) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (ii) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, provided that there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) outstanding shares representing at least 5% of the voting power of the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under the Companies Regulations (Relief for Public Companies whose Shared are Traded on Exchanges outside of Israel), the above requirements for a special tender offer do not apply in instances whereby according to the laws of the foreign jurisdiction there are limitations regarding the acquisition of a controlling interest in the company of any specified portion or the acquisition of a controlling interest of any specified portion necessitates an offer by the potential acquirer of a controlling interest to acquire shares from amongst the publicly traded shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shareholders, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that, as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Management—Approval of Related Party Transactions Under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Borrowing Powers

Pursuant to the Companies Law and our Articles, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, certain transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli tax consequences and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 21 and “Incorporation of Information by Reference” beginning on page 22. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 21 and “Incorporation by Reference” beginning on page 22. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 21 and “Incorporation by Reference” beginning on page 22. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Gross & Co. Law Firm will pass upon certain legal matters regarding the securities offered hereby under Israeli law and Greenberg Traurig, LLP, New York, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CollPlant Biotechnologies Ltd. appearing in the Company’s Annual Report (Form 20-F) for the year ended December 31, 2021, have been audited by Kost Forer Gabbay & Kasierer, member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements for the year ended December 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1a (not presented therein) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly, and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.collplant.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under corporate or securities regulations, including posting any XBRL interactive financial data required to be filed with the SEC or any other regulatory authority, and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-38370). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 24, 2022;

●	our Reports on Form 6-K filed with the SEC on March 24, 2022, March 25, 2022, April 14, 2022, May 2, 2022, May 26, 2022, June 29, 2022, August 25, 2022, August 26, 2022, November 7, 2022, November 15, 2022, November 17, 2022 and December 1, 2022 (each to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act), and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 24, 2022, including any amendment or report filed with the SEC for the purpose of updating such description.

In addition, any reports on Form 6-K, submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at CollPlant Biotechnologies Ltd., 4 Oppenheimer St., 11th Floor, Rehovot, Israel, 74140, Attention: Deputy CEO and Chief Financial Officer, +972 73 232 5600.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our Israeli legal counsel, Gross & Co. Law Firm, 1 Azrieli Center, Round Tower, Tel Aviv 6701101, Israel, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure will be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Puglisi & Associates is the U.S. agent authorized to receive service of process in any action against us arising out of an offering of securities registered by this registration statement. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 19711.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee		$9,202
FINRA filing fee		$15,500
Legal fees and expenses	$	*
Accountants fees and expenses	$	*
Printing Fees	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

$100,000,000

Ordinary Shares

Warrants

Subscription Rights

Units

PROSPECTUS

December       , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. A company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Israeli Securities Law, an Israeli company may indemnify an office holder with respect to the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

●	financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking must detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder: (i) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (a) no indictment was filed against such office holder as a result of such investigation or proceeding and (b) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (ii) in connection with a monetary sanction;

●	Expenses incurred in connection with an Administrative proceeding that has been conducted in his case, including reasonable litigation costs, covering also legal fees.

●	“Administrative proceeding” - a proceeding according to Chapters H/3 (Imposition of Financial Sanctions by the Securities Authority), H/4 (Imposition of Administration Enforcement Measures by the Administrative Enforcement Committee) or I/1 (Conditional Arrangement for Avoiding the Institution of, or Terminating Proceedings) of the Israeli Securities Law as well as a proceeding to impose a financial sanction according to Article D of Chapter Four of Part 9 of the Companies Law as amended from time to time; as well as proceeding according to Chapter a G1 of the Restrictive Trade Practices Law, 5748-1988, as amended from time to time; as well as any additional administrative proceeding whereby, by law (and subject to that law) an indemnity may be granted in respect of payments related thereto or expenses incurred in connection therewith; and,

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed as an office holder if, and to the extent, provided in the company’s articles of association:

●	a breach of duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the office holder;

●	a breach of fiduciary duty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a monetary liability imposed on the office holder in favor of a third party; and

●	expenses incurred by an office holder in connection with an administrative procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company and to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification, and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association and compensation policy allow us to exculpate, indemnify, and insure our office holders according to applicable law.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law. In addition, we have entered into agreements with each of our current office holders undertaking to indemnify them to the fullest extent permitted by the Companies Law and our articles of association, to the extent that these liabilities are not covered by insurance.

In the opinion of the Securities and Exchange Commission, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement
4.1*	Form of Warrant Agreement (including Warrant Certificate)
4.2*	Form of Subscription Right Agreement (including form of Right Certificate)
4.3*	Form of Unit Agreement (including form of Unit Certificate)
5.1	Opinion of Gross & Co. Law Firm
5.2	Opinion of Greenberg Traurig, LLP
23.1	Consent of Kost Forer Gabbay & Kasierer, Independent Registered Public Accounting Firm
23.2	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, Independent Registered Public Accounting Firm.
23.3	Consent of Gross & Co. Law Firm (included in Exhibit 5.1)
23.4	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included on signature page) (filed herewith)
107	Filing Fee Table

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 10 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(f)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rehovot, State of Israel, on December 30, 2022.

COLLPLANT BIOTECHNOLOGIES LTD.

By:	/s/ Yehiel Tal
	Name:	Yehiel Tal
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Yehiel Tal and Eran Rotem, acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Yehiel Tal	Chief Executive Officer (Principal Executive Officer) and Director	December 30, 2022
Yehiel Tal

/s/ Eran Rotem	Deputy CEO and Chief Financial Officer	December 30, 2022
Eran Rotem	(Principal Financial and Accounting Officer)

/s/ Roger Pomerantz	Chairman of the Board	December 30, 2022
Roger Pomerantz

/s/ Abraham Havron	Director	December 30, 2022
Abraham Havron

/s/ Gili Hart	Director	December 30, 2022
Gili Hart

/s/ Elan Penn	Director	December 30, 2022
Elan Penn

/s/ Joseph Zarzewsky	Director	December 30, 2022
Joseph Zarzewsky

/s/ Hugh Evans	Director	December 30, 2022
Hugh Evans

/s/ Alisa Lask	Director	December 30, 2022
Alisa Lask

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of CollPlant Biotechnologies Ltd. has signed this registration statement in the city of Newark, the State of Delaware, on December 30, 2022.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative